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                                                                   Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. on Form S-8 related to the 2003 Deferred Compensation Plan for a Select Group of Eligible Employees of our reports dated February 25, 2002, included or incorporated by reference in the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 28, 2001.


/s/ Deloitte & Touche LLP

September 3, 2002
New York, New York